Exhibit 99.2
FINAL TRANSCRIPT
GBE — Q4 2009 Grubb & Ellis Earnings Conference Call
Event Date/Time: Feb. 18. 2010 / 3:30PM GMT

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FINAL TRANSCRIPT

Feb. 18. 2010 / 3:30PM, GBE — Q4 2009 Grubb & Ellis Earnings Conference Call
CORPORATE PARTICIPANTS
Mike Rispoli
Grubb & Ellis — SVP, Investor Relations
Tom D’Arcy
Grubb & Ellis — President, CEO
Rich Pehlke
Grubb & Ellis — CFO
Jeff Hanson
Grubb & Ellis — Investment Management
CONFERENCE CALL PARTICIPANTS
Will Marks
JMP Securities — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to the Q4 2009 Grubb & Ellis earnings conference call. My name is Keith, and I’ll be your operator for today. At this time all participants are in listen-only mode. Later we will conduct a question-and-answer session.
(Operator Instructions)
As a reminder, this conference is being recorded for replay purposes. I would now like to turn the conference over to your host for today, Mr. Mike Rispoli, Senior Vice President of Investor Relations. Please proceed, sir.

Mike Rispoli — Grubb & Ellis — SVP, Investor Relations
Thank you, Operator. Good morning, everyone, and thank you for joining us this morning. Before I turn the call over to Tom D’Arcy, our President and Chief Executive Officer, I would like to remind you that this call is being webcast live and will be archived and available for replay. The replay may be accessed from the Investor Relations section of the Grubb & Ellis website.
Comments made during this call may include certain forward-looking statements. Actual results and the timing of certain events could materially differ from forward-looking information discussed on this call. Factors that may cause such results to differ are set forth in the Company’s fourth quarter earnings release issued today and the Company’s filings with the Securities & Exchange Commission.
In an effort to present a more complete financial and narrative description of the results of operations, the Company has provided non-GAAP financial measures. As required by SEC regulations, the Company has provided reconciliations of these non-GAAP measures in both its earnings release and related SEC filings.
Now, I will turn the call over to Tom D’Arcy.

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FINAL TRANSCRIPT

Feb. 18. 2010 / 3:30PM, GBE — Q4 2009 Grubb & Ellis Earnings Conference Call
Tom D’Arcy — Grubb & Ellis — President, CEO
Well, great, Mike, and good morning and thank you for joining us to discuss our 2009 fourth quarter and year-end results. With me here today is Rich Pehlke, our Chief Financial Officer, Jack Van Berkel, our Chief Operating Officer, and Jeff Hanson, who heads our investment management business. Following some introductory remarks, Rich will review our financial performance, and then I’ll discuss our priorities for 2010. Following prepared remarks, we’ll all look forward to discussing your questions.
As many of you know, this is my first earnings call since joining Grubb & Ellis in November as President and CEO. So, what I’d like to do is just provide some perspective on what brought me to Grubb and what I’ve learned since I’ve been on board.
Well, first off, Grubb & Ellis is one of the oldest and best-known brands in the commercial real estate industry. It’s also one of the very few real estate services and investment companies in the country that is national in scope with a broad platform and multiple business lines. This Company has experienced and talented executives at all levels throughout this organization.
Between our owned and affiliate offices, we have 1,800 brokerage sales professionals operating in nearly 130 offices. And while these professionals are productive, we believe there’s room for them to become even more productive. We’re working on providing the right tools and resources to ensure that they are. We also have the ability to expand the sales force — upgrade its talent; it’s something that Jack is working hard on as we speak.
Our brokers are supported by over 100 research professionals, providing market data on all asset classes and in almost all markets. Our Management Service business is among the best in the industry. And while we manage close to 300 million square feet, the infrastructure is in place to grow this business significantly.
You know, as the trend in outsourcing to professional firms accelerates, Grubb & Ellis is very well positioned to capture increased market share. We see the same opportunity in our Investment Management business. The Company’s non-traded REITs are gaining momentum, and bringing attractive real estate investment products to the retail investor.
There are also great opportunities to position this Company as a player in the institutional Investment Management business; this is a business we don’t even have a presence in today. We have an emerging mutual fund business run by Jay Leupp, who’s well-known throughout the industry. Grubb & Ellis Alesco Global Advisors emerged as the leading real estate mutual fund manager in terms of performance as measured by Morningstar during 2009.
For the year, our international funds placed second among 147 global real estate fund classes. Our Realty Income Fund placed seventh out of 262 funds. And our US Realty Fund placed ninth out of 262 funds, obviously outstanding performance. There’s also room to expand into products and services which our expansions of and related to all of our core businesses.
While I joined Grubb & Ellis because I believed the pieces are in place for us to grow this business and to create real shareowner value, since being on board I also recognized the need to make some fundamental changes in the Company’s cost structure. I think this is especially true in light of the recent earnings miss in our lower guidance for 2010.
We know that although the economic downturn has really impacted the entire commercial real estate industry, we obviously must look for ways to increase cash flow and profitability in both strong and in weak markets.
In recent weeks we’ve acted on our corporate overhead costs, and these actions were the result of a company-wide review undertaken by senior management and included evaluating our entire organization in the context of the overall economic environment and our growth initiatives. Our goal was really simple; it was to make the Company leaner and more cost competitive. And as a result of these actions, we’ve reduced our overall operating expenses by 12% to 14%, or $25 million on an annualized basis.

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Feb. 18. 2010 / 3:30PM, GBE — Q4 2009 Grubb & Ellis Earnings Conference Call
We believe the Company’s new cost structure, along with our recapitalized balance sheet from the recent equity offering, allows us to fund both our short and long-term growth initiatives. As part of this review, the senior management team established long-term strategic goals, as well as specific 2010 initiatives. I’ll provide some details of this plan later in the call.
But before I turn the call over to Rich, I’d like to offer just a few comments on the overall employment picture, as well as on the commercial real estate outlook, and just share some of what our research professionals are seeing for 2010.
As I’m sure you all know payroll job losses have slowed to relative trickle as the economy began to rebound in the second half of 2009. The President’s Council of Economic Advisors had forecast the labor market to add an average of 95,000 per month, or a total of 1.1 million jobs this year. You have to put that in perspective though, since 8.4 million jobs have been lost since the recession began.
In terms of commercial real estate, where leasing fundamentals continue to deteriorate in the fourth quarter, they did so at a slower rate than the previous three quarters. Although there’s clearly more business confidence in the market, which we believe should encourage more transaction activity, we believe 2010 will continue to be a challenging year for the industry.
Our expectation is that vacancy rates will peak by year-end before embarking on a slow recovery beginning in 2011. And although we don’t expect the market to reach equilibrium for several years, rental rates are likely to soften through perhaps the first half of 2011 before bottoming out.
For 2010 we continue to expect leasing activity to rise by 10% to 15% over 2009 levels and investment sales activity to increase by approximately 25% to 30% . There’s actually some potential for investment sales to be higher as lenders and owners begin to clean up their portfolios. One thing that everyone must keep in mind is that 2009 investment sales levels were extremely low.
According to Real Capital Analytics, investment sales volume, totaled $18 billion for the fourth quarter of 2009, down 10% from the fourth quarter of 2008. Investment sales activity for all of 2009 was down 64% from 2008 and 71% from 2007 levels, with prices down 43% from the late 2007 peak, according to Moody’s REAL Commercial Property Price Index.
Our analysts believe the price crash is maybe two-thirds to three-quarters of the way through the cycle. And as deal volume picks up this year, prices will probably fall a bit, more into the range of a buyers’ and sellers’ expectations are brought into better alignment.
And with that, I’d like to turn the call over to Rich who’ll discuss our financial results.

Rich Pehlke — Grubb & Ellis — CFO
Thank you, Tom, and good morning, everyone. Grubb & Ellis reported revenue of $150.6 million for the fourth quarter, down 5.9% compared with the fourth quarter of 2008. As we noted in our release last week, better than expected performance in our Management Services and Investment Management business were offset by weak performance in our Transaction Services business. For the year, the Company reported total revenue of $535.6 million, down 14.8% from $628.8 million in 2008.
Net income for the quarter was $16.8 million or $0.11 per share. The income resulted for — from a $21.9 million gain realized in conjunction with the $97 million convertible preferred equity offering that closed during the quarter and the associated repayment in full of the Company’s credit facility. In addition, we reported $3.5 million of income from discontinued operation as the Company successfully disposed of the two remaining SPAC assets along with the associated debt.

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Feb. 18. 2010 / 3:30PM, GBE — Q4 2009 Grubb & Ellis Earnings Conference Call
For 2009, the Company reported a net loss of $78.8 million, or $1.27 per share. Adjusted EBITDA for the fourth quarter was $1.1 million, compared with negative adjusted EBITDA of $4.4 million in the fourth quarter of 2008. For 2009 adjusted EBITDA was a negative $24.0 million, compared with positive adjusted EBITDA of $22.9 million in the same period a year ago.
The reconciliation of the GAAP numbers to adjusted EBITDA can be found in tables accompanying the release. It is important to note that with the exception of the repayment of the credit facility, the items that reconcile GAAP financials to adjusted EBITDA did not have any current period cash impact on our results.
We previously announced both our revenue and adjusted EBITDA results fell short of the expectations we shared last quarter. Although the deterioration in sales and leasing fundamentals have slowed somewhat in the fourth quarter as Tom mentioned, it did not translate into the level of performance we expected in transaction services.
The business was impacted by several factors, including reduced transaction activity, higher direct costs, and clients and investors choosing to defer or suspend transactions that we had expected to close late in the quarter. Fourth quarter historically delivers the highest transaction services volume for our business.
Looking ahead, we have reset our outlook for 2010. The Company now anticipates 2010 total revenue in the range of $550 million to $575 million, and adjusted EBITDA to be in the range of $10 million to $15 million. This guidance is based on our continued expectations that we will see a 25% to 30% increase in investment sales activity versus last year’s levels and a 10% to 15% increase in leasing activity over the prior year.
We also anticipate revenue lift from the brokers we’ve added over the past 18 months, and a slight margin increase in our Transaction Services business based on the mix of revenue as we continue to broaden and diversify our platform. We expect Management Services revenue to continue steady growth and our Investment Management revenue to be flat year over year as we ramp up the sales of our new REIT products, in particular Grubb & Ellis Healthcare REIT II and the secondary offering of Grubb & Ellis Apartment REIT.
Offsetting these lower revenue expectations are $25 million of annualized cost savings that Tom referred to, of which we expect to realize approximately $20 million of benefit in 2010. The actions included reduction of 125 employees across the Company with a 60% reduction associated in people-related costs, and 40% of the reduction in projected G&A costs. Approximately half of these cost reductions occurred in corporate and administrative functions to best preserve client-facing resources which are critical to client and investor service and drive revenue and growth initiatives.
Based on the actions we’ve taken to reduce our operating expenses and our growth expectations for the coming year, we fully expect Grubb & Ellis to return to operating profitability in 2010. A quick — I’d like to quickly review the segment performance. Revenue for management services segment was $75 million in the fourth quarter, up 10.7% from the fourth quarter of 2008. This includes property management fees as well as reimbursed salaries, wages and benefits from the Company’s property management and facilities outsourcing services, and is largely an annuitized cash flow of business.
Year-over-year revenue was up 8.3% for the Management Services segment. This segment has grown nearly 30% over the past two years and has now become our largest segment, and accounted for approximately 50% of the Company’s total revenue in 2009.
Fourth quarter Transaction Services revenue was $54.6 million, down 18.6% from the year-ago period. I mentioned earlier, while we were forecasting improving — improvement in leasing and sales activity in 2010 over 2009 levels, in line with industry expectations, our short-term outlook for the business still remains cautious. We continue to expect our Leasing business to remain volatile until employers begin hiring, and we experience consistent job growth and business confidence in the overall economy.

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Feb. 18. 2010 / 3:30PM, GBE — Q4 2009 Grubb & Ellis Earnings Conference Call
Investment activity is beginning to show improvement, but any increases are coming off extremely low levels. Investment Management revenue totaled $13.4 million for the quarter and $57.3 million for the year. This compares to revenues of $17.1 million and $101.6 million in the respective prior-year periods. Company’s investment programs raised an aggregate of approximately $555 million of equity in 2009, compared with $984 million in 2008.
This decrease can be attributed to lower tenant and common and private client program management equity sales, as the transition of advisory services for the Company’s first sponsored public non-traded Healthcare REIT also contributed to the decline.
Sales of Grubb & Ellis Healthcare REIT II commenced at the end of the third quarter, and we began raising equity during the fourth quarter. We continued to gain traction in the sales of Grubb & Ellis Apartment REIT secondary offering that began in July of 2009. The majority of the Company’s expenses are related to transaction commission or reimbursable costs directly attributable to revenue production.
Compensation expense for the quarter was $34.2 million, a decrease of 18.5% from the same period a year ago. G&A costs exclusive of non-cash charges related to sponsored programs decreased by 18.9% year-over-year, primarily due to our continued efforts to match operating expenses to revenue trends.
Fourth quarter G&A, excluding the $1.7 million charge related to the Company-sponsored investment management programs, were $19.3 million compared with $23.8 million on a comparable basis in the prior year. Overall, the corporate overhead component of compensation and G&A combined decreased 31% for Q4 and 22% year-to-date.
And to reinforce the earlier comments, the run rate for compensation expenses and G&A are expected to be approximately $30 million and $17 million respectively on a quarterly basis from the second quarter of 2010 forward. At December 31st, cash and cash equivalents stood at $39.1 million, compared with $9.4 million on September 30th. This represents the cash generated for the $97 million preferred equity offering, net of operating expenses, the repayment of the credit facility, and the payment of the first preferred dividend.
As always, we will continue to manage our cash resources and balance sheet in a prudent manner, until the full benefit of the operating leverage inherent in our business model and now in our cost structure is realized through higher revenue. We expect growth in operating earnings and cash generation to begin in the second half of the year.
We believe the factors that will contribute to that second-half performance are the normal historical business cyclicality of our operation, the continue ramp-up of Healthcare REIT II, the benefit of the additional cost containment and restructuring, and continued improvement in the commercial real estate transaction velocity.
With that, I’d like to turn the call back to Tom.

Tom D’Arcy — Grubb & Ellis — President, CEO
Well, thanks, Rich. You know, one thing I’m fairly certain of is that as the industry continues to consolidate, scale is going to become increasingly important, and Grubb & Ellis must be positioned to take advantage of emerging opportunities. As I alluded to at the beginning of the call, we believe we have a unique opportunity to grow each of our businesses and gain market share as conditions improve and we enter recovery.
Let me spend just some time discussing each of the growth initiatives in some greater detail. First, we’re going to continue to be aggressive in our efforts to recruit and retain top talent. This is just fundamental to enhancing our competitive position.

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Feb. 18. 2010 / 3:30PM, GBE — Q4 2009 Grubb & Ellis Earnings Conference Call
You know we’ve added over 99 brokers at the BP level or above since July 2008; 13 of these professionals joined during the fourth quarter. These 99 individuals have an average annual production of $675,000. During the same period, we eliminated 176 brokers whose annual production was below $200,000.
You can see we’ve significantly upgraded the quality of our brokerage sales force, and our expectation is that our recruiting success will allow us to capture market share when transaction activity improves. I should also mention that during the same time period, our retention rate among our existing brokerage sales professionals has been extremely high.
Second, we’ll continue to support the growth of our Corporate Outsourcing Services business, a business that we do well and one that has been seeing steady growth even during this downturn. Revenue attributed to corporate facilities management finance grew by 14% in 2009, and much of that growth came from our existing clients. We’re especially proud of the fact that the Company retained all of our national account relationships in 2009.
Toward the end of the year, we aligned all of the services we provide to our corporate clients under a new umbrella we’re calling Corporate Occupier Services. We believe that by more closely linking our facilities management, corporate services, and tenant advisory brokerage capabilities, we will be able to grow these relationships and establish new ones as more companies continue to outsource their real estate operations.
We’re proud of the fact that our client roster includes some of the biggest companies in the world with many household names. In addition, Grubb & Ellis has created a niche with Fortune 1000 clients. This is a segment where our capabilities and skill sets shine, and one where we see the greatest opportunity for us to partner with clients and capture market share. As we build this business, our goal is to become the real estate services provider of choice to the Fortune 1000.
Third, we’re going to continue to expand our capital markets business. Historically, Grubb has not had a large presence in the institutional sales area, but a considerable percentage of our recent recruiting efforts have focused on upgrading the Company’s institutional sales capabilities.
Approximately 40% of our new recruits specialize in investment sales, and as the market continues to gain momentum, we believe Grubb will be poised to capture a larger share of the institutional deals that are coming to market. Similar to our new Corporate Occupier Services structure, we have aligned our Property Management, Investment Sales and Agency Leasing businesses under the umbrella of investor services. Also over the past several months, we’ve added debt and equity teams throughout the country, and we will continue to build this capability.
Our Financial Services Asset Management Group, which was created about 15 months ago to provide real estate services to financial institutions and special services, is performing well and is currently handling over 200 assignments. According to Real Capital Analytics, the level of distressed assets stood at $176 billion at year end, and the potential exists for more properties to become distressed.
We believe Grubb & Ellis is well-positioned to assist local and regional banks that will see their REO portfolios grow considerably over the next year. We are currently looking to expand the group’s presence in select markets across the country.
Fourth, we will continue to grow our public non-traded REIT business in investment management platform. Finishing out prior REIT offerings in the first half of 2009, Grubb showed that it is one of the nation’s top sponsors of non-traded REITs. We held the industry’s number one or number two sales ranking in each of the first six months of 2009. I believe as we continue to expand our broker-dealer selling group, Grubb & Ellis has the opportunity to regain its market position as sales leaders as we ramp up the sales of our new products.
To-date, we’ve established selling relationships on our new REIT offerings with approximately three-quarters of our top 25 broker-dealers. Tiers of our REITs are currently sold through more than 120 independent broker-dealers that provide us with opportunity to market our products to 16,000 registered representatives who in turn service retail investors. Our fifth priority

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FINAL TRANSCRIPT

Feb. 18. 2010 / 3:30PM, GBE — Q4 2009 Grubb & Ellis Earnings Conference Call
is to invest in those growth initiatives which are natural extensions to our core business and which will both have a short- and long-term impact on our bottom line.
It goes without saying that while we’re focused on investing in growth, we also remain committed to improving our overall service quality to ensure that our clients’ experience is unmatched. We’ve excelled in this area in the past, and it remains a top priority, not only for senior management but every professional throughout this organization.
I realize that while I’ve outlined our priorities for 2010, we’re also looking for ways to measure our performance. At this point we’re finalizing the metrics by which we’ll be measuring our performance as we move forward. And I look forward to sharing these with you on our first quarter conference call.
In conclusion, I am very optimistic about the long-term growth potential here at Grubb & Ellis. I believe that through focused execution of our plan, we can create value. We can create value for our clients. We can create value for our employees and most important, we can create value for our shareowners.
So at this point, I’d love to open the call up to any of your questions. And, Operator, could you please explain the process?

QUESTIONS AND ANSWERS
Operator
Certainly.
(Operator Instructions)
Your first question comes from the line of Will Marks with JMP Securities. Please proceed.

Will Marks — JMP Securities — Analyst
Yes, good morning, everyone.

Tom D’Arcy — Grubb & Ellis — President, CEO
Hey, Will.

Rich Pehlke — Grubb & Ellis — CFO
Good morning, Will.

Will Marks — JMP Securities — Analyst
Hello. I wanted to actually first ask about the two properties. I may have missed this, but you now have two properties that you own and what the plan is for that. I assume that the — I know at least one of the other two has been sold, and any comments there?

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FINAL TRANSCRIPT

Feb. 18. 2010 / 3:30PM, GBE — Q4 2009 Grubb & Ellis Earnings Conference Call
Rich Pehlke — Grubb & Ellis — CFO
Right, we still — you’re absolutely correct, Will. The remaining Grubb’s back assets are now de-consolidated from our financial results as we said they would be. But during the capital raise process, the remaining assets, which are Galleria and Avalon which were the two institutional office products from the institutional office fund of legacy NNN are consolidated in held for investment.
Our plan is still in the future in better times in the market to dispose of those properties. We’ve said many times it’s not our — in our strategic interest to be holders of assets. But we will continue to operate those properties in a way in a manner to maximize operating cash flow in the interim and value and ultimately dispose of those properties.

Will Marks — JMP Securities — Analyst
And they — can you just confirm that service coverage of those two?

Rich Pehlke — Grubb & Ellis — CFO
That service coverage on Avalon is about one times and Galleria, as of the end of the year, it was covering its debt service. And we’ve had some turnover in leases at the end of the year in Galleria and are in the process of remarketing some of the space in that property. But we do not see a material impact in our financials 2010.

Will Marks — JMP Securities — Analyst
And do those two have — they have reserves that would cover?

Rich Pehlke — Grubb & Ellis — CFO
They have some reserves to cover that, both in terms of interest reserves and some TI reserves.

Will Marks — JMP Securities — Analyst
Okay, great. Different subject here. On the capital raising fund on the investment management side, we’ve now — we’re now six weeks into the year, any — if you’d quantify it, that would be great, but any qualitative comments as well on how you’re doing?

Tom D’Arcy — Grubb & Ellis — President, CEO
Well, I’m going to ask Jeff to answer that question.

Jeff Hanson — Grubb & Ellis — Investment Management
Sure, if you look into the numbers that we released, the daily average equity raise in our non-traded REIT product in the fourth quarter of 2009 was registering about $330,000 a day throughout the entire fourth quarter on an average basis. And if you look at what we’re doing in January and February to date, that number has almost doubled. So the momentum that we anticipated, although it’s not quite to the level that we were expecting in the first part of 2010, the momentum is strong and continues to build.

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FINAL TRANSCRIPT

Feb. 18. 2010 / 3:30PM, GBE — Q4 2009 Grubb & Ellis Earnings Conference Call
We just announced a dividend and began accruing for a dividend January 1st in Healthcare REIT II which was an important point in the momentum story. And we’ve 8-K’ed our first four acquisitions all of which will be closing over the next 45 to 60 days. So those are important momentum builders in the launch of any new REIT. So, we’re bullish about the prospects for 2010.

Will Marks — JMP Securities — Analyst
Great. And I assume most of that’s with the Healthcare REIT rather than the Apartment REIT, and any thoughts there?

Jeff Hanson — Grubb & Ellis — Investment Management
Yes, it’s — the majority of it is healthcare. The average daily run rate using the apartment over the last 45 days or so has been about $150,000 a day. We’ve been at about $500,000 a day — $450,000 to $500,000 in healthcare. But apartment is trending up. That daily average is three times what it was four months ago. So, we’re on a run — we’re on a run rate ramp-up.

Will Marks — JMP Securities — Analyst
Okay. And what is the reason this — it’s good to hear the success with both of these funds, and is it new broker-dealers? Is it new interest from the public? Combination?

Jeff Hanson — Grubb & Ellis — Investment Management
I think it’s — different reasons for each REIT. On the Apartment REIT, it has to do with strategic decisions that we made both at the real estate portfolio as well as the sponsor and REIT level late last year, where we recalibrated some economics that put the Apartment REIT in a better position to grow its run rate.
In the Healthcare REIT, I think that we’ve simply been successful in carrying the momentum that we built up over a three-year period in Healthcare REIT I. We’ve successfully carried it over into Healthcare REIT II. And as, again, the dividend begins to be paid and we begin to aggregate assets within the portfolio itself, you’ll see that run rate continue a pretty sharp increase.

Will Marks — JMP Securities — Analyst
Okay, great. On — looking at the different expense lines, I think, Rich, you commented on specific cost-cutting. And I believe, if you can just confirm this, you said run rate of comp at $30 million and G&A at $17 million. Is that correct?

Rich Pehlke — Grubb & Ellis — CFO
Right, if you — if you look at our fourth quarter results, and you take the 14% reduction that Tom referred to, that would get you to about that range of number.

Will Marks — JMP Securities — Analyst
Okay, that was my question is how — why isn’t fourth quarter run rate? But that makes sense on the —

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FINAL TRANSCRIPT

Feb. 18. 2010 / 3:30PM, GBE — Q4 2009 Grubb & Ellis Earnings Conference Call
Rich Pehlke — Grubb & Ellis — CFO
Right, we want — because remember we took a lot of these actions during the first quarter. We won’t start to see that run rate until Q2, and that’s what I indicated. We’ll start to see it a little bit in Q1, but most of it will start to kick-in in Q2.

Will Marks — JMP Securities — Analyst
Okay. And the line — the other line I was gonna ask — or the other two, I guess, is main expense lines — reimbursable salaries, wages and benefits. How should we think about that? (Inaudible) the biggest expense line.

Rich Pehlke — Grubb & Ellis — CFO
Well, and that really is tied directly to the Management Services business. So you’ll see that expense line grow as you see the revenue grow in Management Services. You know, that model as we report it is a pretty high direct cost business. And you’ll see it grow in the mid-single digits probably over the course of the — over the course of the year.

Will Marks — JMP Securities — Analyst
Okay, fair enough. And then the — the final expense line on — looking at the cost of the — of brokers, I guess, transaction commissions. I would think that with a better year and higher producing brokers, the splits would go up, at least a little bit. So that comp ratio should go up. Is that correct thinking about it that way?

Rich Pehlke — Grubb & Ellis — CFO
Well, yes and no. Actually, what I indicated in my remarks is we’ll actually see a little bit of margin improvement in that line in that business. And the reason is is that in some cases, we have what we call draws and bogeys relative to brokers that are reimbursable upon commission dollars as they come in.
And in some cases where brokers, and especially in a very tough year like 2009 where they didn’t cover that, that is recoverable money over future commissions. So in reality, we don’t think there’ll be a major shift in that line, in fact, we actually think it’ll be marginally better as transaction dollars improve.
One of the things we saw, and we mentioned it in our higher direct costs in the pre-release and also today is that where we saw the revenue come in was in brokers that already had high commission splits, and then when you add the cost of covering some of those draws, it actually increases your direct costs slightly. So we — we’ll actually see that margin, I think, actually improve as the general base of our business improves over the course of the year.

Will Marks — JMP Securities — Analyst
Okay, great. Well, thanks for the feedback, and —

Rich Pehlke — Grubb & Ellis — CFO
Thanks, Will.

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FINAL TRANSCRIPT

Feb. 18. 2010 / 3:30PM, GBE — Q4 2009 Grubb & Ellis Earnings Conference Call
Tom D’Arcy — Grubb & Ellis — President, CEO
Thanks, Will.

Jeff Hanson — Grubb & Ellis — Investment Management
Thanks, Will.

Will Marks — JMP Securities — Analyst
Bye.

Operator
There are no other questions at this time.
(Operator Instructions)
Looks like we have another question from the line of Will Marks. Please proceed.

Will Marks — JMP Securities — Analyst
I was opening up the floor to other people.

Jeff Hanson — Grubb & Ellis — Investment Management
You’re a very curious guy, Will. We know that.

Will Marks — JMP Securities — Analyst
Okay, all right. So, let’s keep it going here. Big picture, just the calculation of EBITDA. I understand how to get there and there’s obviously some concern with the lower guidance of being able to cover the — cover your payment on the new security. And I — if you could just walk us through EBITDA to cash flow, and I guess the only thing would be all your interest payments. We could figure that out. But CapEx, maybe is the most important that we’re missing.

Jeff Hanson — Grubb & Ellis — Investment Management
Sure, sure. The basic structure of our cash outflows hasn’t changed too dramatically over the course of a year, and here’s one way to think about it. Of course the $12 million roughly, the preferred dividend, our CapEx on an annualized basis, I think, is run close to about $3 million to $4 million a year for infrastructure and maintenance and expense and technology.
We generally have — and it will depend upon recruiting expenses, but normally, if you think about it, it is a capital expense. That’s kind of how we look at it. Depending upon the level of recruiting Jack does in his business, there will be some payments to new recruits, because we are going to very aggressively continue our recruiting efforts. That could be in the range of anywhere to $3 million to $5 million on an annualized basis. And again, depending upon timing, and about who the individuals may be.

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FINAL TRANSCRIPT

Feb. 18. 2010 / 3:30PM, GBE — Q4 2009 Grubb & Ellis Earnings Conference Call
And then, the only other thing that really impacts our cash flow other than EBITDA, because there — adjusted EBITDA is pretty close to operating cash flow for our business, would be if we do have any kind of timing of cash flows that go out relative to the real estate programs and the investment programs. And that can sometimes be a couple million dollars a year. So — and that can easily be offset by operating leverage on the revenue ramp-ups.
So if you think about our guidance as we’ve laid it out today, that would create a net cash burn for the year, but it would not — it may be of about 15% to 20% of our overall cash balance.

Will Marks — JMP Securities — Analyst
15% to 20% of the current 39? Are we talking with restricted?

Jeff Hanson — Grubb & Ellis — Investment Management
That’s right. That’s right. So, you could see that number. If absolutely everything went as I just indicated, you’d see that number come down somewhat. But more than ample cash flow to service everything and go through the year. And that can be varied by the timing of how the ramp-up begins on the revenue side.
We still very much believe in the operating leverage model, the cost-cutting, and the steps we’ve taken on the cost structure are steps we’ve taken to ensure that that leverage comes through because that’s real cash leverage.

Will Marks — JMP Securities — Analyst
And with that said, does that make you a little bit cautious in terms of desire to invest any of your cash this year on either acquisitions or other areas?

Tom D’Arcy — Grubb & Ellis — President, CEO
Yes, obviously, Will, we’re going to be carefully watching where the market is and obviously watching cash balances. We’re managing this business very tightly. We’re trying to assess what — where the market — what the market opportunities are, directionally, which way the market is trending. And so, we’ll obviously be watching our cash balances, our capital expenditures and matching our expenses to the revenue exceedingly tightly.

Will Marks — JMP Securities — Analyst
Okay, great. And just my final question. On the investment management side, can you just discuss how we should think about — I know that there’s a lag in terms of how we should model the revenue there. And we can tell what the run rate is of raising money. Maybe that’s — maybe discuss, is that a one-quarter lag? And then also, what is left from Healthcare REIT I if there’s still money to be — need to be put to work?

Rich Pehlke — Grubb & Ellis — CFO
Yes, I think clearly, and again, this is part of the ramp-up I mentioned in our results is that there is a bit of a lag, but we can execute pretty quickly. I think we have somewhat, like, four or five acquisitions in our pipeline today.
And the Healthcare REIT — as the equity raise continues to come in, we’re going to aggressively pursue those opportunities and that generates revenue on that side, both on the asset management side as well as the acquisition fee.

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FINAL TRANSCRIPT

Feb. 18. 2010 / 3:30PM, GBE — Q4 2009 Grubb & Ellis Earnings Conference Call
We’ve always said that we believe we can return to a run rate that we saw mid 2009 by the fourth quarter of this year. And if you start to extrapolate that out, we get to a pretty heavy ramp-up in the second half of the year in acquisitions. So you start to — it will not be a gentle growth pattern. It will significantly ramp up.

Will Marks — JMP Securities — Analyst
Okay, thanks. That’s all for me.

Rich Pehlke — Grubb & Ellis — CFO
Thank you, Will.

Operator
I’d now like to turn the call back over to Mr. Tom D’Arcy for some brief closing comments.

Tom D’Arcy — Grubb & Ellis — President, CEO
Well, thanks for everyone who participated in the call today. We certainly appreciate your interest in our company, and we look forward to speaking with you again when we release our first quarter results. Have a good day, everybody.

Operator
Ladies and gentlemen, that concludes today’s conference. Thank you for your participation. You may now disconnect. Have a great day.

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